UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2014

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Monument Circle, Indianapolis, Indiana		46204
(Address of principal executive offices)		(Zip Code)

317-261-8261

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 14, 2014, Indianapolis Power & Light Company (IPL), a wholly-owned subsidiary of IPALCO Enterprises, Inc., announced that the Indiana Utility Regulatory Commission has approved the utility’s request for a Certificate of Public Convenience and Necessity, so IPL can invest approximately $600 million into a new combined-cycle gas turbine power station near Martinsville, Indiana and $36 million to convert Units 5 and 6 at the Harding Street Generation Station in Indianapolis, Indiana from coal to natural gas.  A copy of the IPL press release announcing the foregoing is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1Press Release Announcing IPL’s Plans to Build State-of-the-Art Natural Gas Plant Move Ahead

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

Date: May 16, 2014	By:	/s/ Craig L. Jackson
	Name:	Craig L. Jackson
	Title:	Chief Financial Officer